UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 22, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2008, HEI announced a series of management changes at HEI and its chief operating subsidiaries, HECO and American Savings Bank, F.S.B. (ASB), effective February 1, 2008.

Eric K. Yeaman, 40, currently HEI Financial Vice President, Treasurer and Chief Financial Officer, will assume an operating role and become HECO Senior Executive Vice President and Chief Operating Officer. Mr. Yeaman joined HEI as Financial Vice President, Treasurer and Chief Financial Officer in January 2003. Prior to joining HEI, he was the chief operating and financial officer for Kamehameha Schools, one of the nation’s largest private trusts. Mr. Yeaman will report to T. Michael May, HECO President and Chief Executive Officer.

Curtis Y. Harada, 52, will assume the role of Acting HEI Financial Vice President, Treasurer and Chief Financial Officer, in addition to his current duties as HEI Controller and Principal Accounting Officer. Mr. Harada joined the HEI companies in 1989, as director of internal audit of HECO. In 1991, Mr. Harada became the controller of HEI. Effective February 1, 2008, Mr. Harada will receive a $15,000 monthly bonus for every month he serves as Acting Financial Vice President, Treasurer and Chief Financial Officer, prorated for any partial month. His other compensation arrangements as a Controller of HEI will remain the same. Mr. Harada will report to Constance H. Lau, HEI President and Chief Executive Officer.

Timothy Schools, 37, currently ASB Senior Executive Vice President and Chief Operating Officer, is being promoted to ASB President. Mr. Schools joined ASB on July 15, 2007. Previously, Mr. Schools was the Chief Financial Officer for The South Financial Group, Inc., in Greenville, South Carolina from November 2005 to March 2007 and the Chief Risk Officer for that company from October 2004 to November 2005. Mr. Schools will report to Ms. Lau, ASB Chairman of the Board and Chief Executive Officer.

Ms. Lau, 55, HEI President and Chief Executive Officer, as well as Chairman of the Board of HECO and Chairman and Chief Executive Officer of ASB, retains all positions, except that of ASB President, the position being assumed by Mr. Schools.

Item. 8.01 Other Events.

ASB retirement benefit plan changes. ASB adopted changes to its defined benefit pension plan effective December 31, 2007 and began providing for employer contributions to its retirement savings plan on January 1, 2008.

The changes to the plans affected most employees and senior management and included:

1)	Ending the accrual of benefits in and the addition of new participants to ASB’s defined benefit pension plan effective December 31, 2007.

2)	Providing for a matching employer contribution under ASB’s retirement savings plan of 100% on the first 4% of eligible pay contributed by participants.

3)	Providing for a discretionary employer contribution (based on the participant’s number of years of vested service) up to 6% of eligible pay to ASB’s retirement savings plan that is not contingent on contributions by participants.

The changes did not affect the vested pension benefits of former participants, including ASB retirees, as of December 31, 2007. All active participants who were employed on December 31, 2007 became fully vested in their accrued pension benefit as of December 31, 2007.

Based on the 6.125 % discount rate assumption for 2008 adopted by the Company’s Pension Investment Committee on January 22, 2008, ASB recognized a one-time curtailment gain for its defined benefit pension plan of $8.8 million ($5.3 million, net of taxes) in December 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: January 28, 2008	Tayne S. Y. Sekimura Financial Vice President (Principal Financial Officer of HECO) Date: January 28, 2008

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